Exhibit 10.42


                                    February 12, 1998


VIA FACSIMILE AND FEDERAL EXPRESS

All Star Gas Corporation, f/k/a
  Empire Gas Corporation
1700 South Jefferson Street
Lebanon, Missouri 65536

      RE:   LOANS BY BANK OF AMERICA NATIONAL TRUST AND SAVINGS
            ASSOCIATION, F/K/A BANK OF AMERICA ILLINOIS, TO ALL STAR GAS CORPORATION, F/K/A EMPIRE GAS CORPORATION

Ladies and Gentlemen:

            Reference is made to the Loan and Security Agreement dated as of June 29, 1994 among All Star Gas Corporation, f/k/a Empire Gas Corporation ("Borrower"), the Lenders party thereto ("Lenders") and Bank of America National Trust and Savings Association, f/k/a Bank of America Illinois, f/k/a Continental Bank, f/k/a/ Continental Bank N.A., as a Lender and as Agent for the Lenders ("Agent"), as amended through the date hereof (the "Loan Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

            Borrower has informed Agent that Borrower has breached Section
6.4 of Supplement A to the Loan Agreement by permitting Acquisition Availability on December 31, 1997 to be less than the minimum required amount for the 12 month period ended on such date. The occurrence of such breach and the continuance thereof for a period exceeding 10 days after the occurrence thereof constitutes an Event of Default under Section 6.1(h) of the Loan Agreement (the "Existing Default"). Borrower has informed Agent that the Existing Default remains in existence as of the date hereof. Consequently, Borrower has requested that Requisite Lenders agree to waive the Existing Default. Requisite Lenders have agreed to do so, on the condition set forth herein.

            Subject to the last paragraph hereof, Requisite Lenders hereby waive the Existing Default and any and all rights and remedies that Agent and Lenders may have under the Loan Agreement, the Related Agreements and applicable law in respect thereof. Other than as expressly set forth herein, the foregoing waiver shall not constitute a waiver of any Events of Default or Unmatured Events of Default that are now in existence or that may hereafter occur or any rights or remedies that Agent or any Lender may have under the Loan Agreement, the Related Agreements or applicable law with respect thereto, all of which rights and remedies Agent and Lenders hereby specifically reserve.

            The effectiveness of the foregoing waiver is conditioned upon Borrower's agreement, as evidenced by its signed acknowledgment of this letter below, that notwithstanding anything contained in Section 5.12(d) of the Loan Agreement to the contrary, no Permitted Acquisition may be consummated by Borrower without the prior written consent of Requisite Lenders in their sole discretion.

                              Very truly yours,

                              BANK OF AMERICA NATIONAL TRUST
AND
                                SAVINGS ASSOCIATION, f/k/a Bank of
                                America Illinois, as Agent for the Lenders


                              By____________________________________

                              Its__________________________________


Acknowledged and agreed to this
12th day of February, 1998.

ALL STAR GAS CORPORATION,
f/k/a Empire Gas Corporation



By /s/ Paul S. Lindsey
   _________________________
    Its  President
       _____________________